Exhibit 23(b)


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement our report dated February 17, 2000 (except with respect to matters discussed in Note 12 as to which the date is May 3, 2000) included in the Company's previously filed Registration Statement File No. 333-30764.


                                          /s/ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP



Atlanta, Georgia
June 12, 2000